Exhibit 10.1

Execution Version

TOTAL COMMITMENT INCREASE AGREEMENT

THIS TOTAL COMMITMENT INCREASE AGREEMENT (this “Agreement”) dated as of May 23, 2019, is between Frost Bank (“Existing Lender”), Kimbell Royalty Partners LP (“Borrower”), and Frost Bank, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A.            The Borrower, the Administrative Agent and the other Lenders have heretofore entered into a Credit Agreement, dated as of January 11, 2017, as amended from time to time (the “Credit Agreement”).

B.            The Borrower has heretofor requested pursuant to Section 4.4 of the Credit Agreement that the Total Commitment be increased to $ $225,000,000 by increasing the Commitment of a Lender and by causing Independent Bank to become a Lender pursuant to that certain Additional Lender Agreement, dated as of the date hereof (the “Independent Bank Additional Lender Agreement”), by and among, the Borrower, the Administrative Agent and Independent Bank.

C.            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01          Commitment Increase.

(a)           Pursuant to Section 4.4 of the Credit Agreement, effective as of the Effective Date (used herein as defined below) the Existing Lender’s Commitment is hereby increased from $50,000,000.00 to $55,000,000.00.

(b)           Effective as of the Effective Date, the increase in the Existing Lender’s Commitment hereby supplements Section 13.2(a) to the Credit Agreement, such that after giving effect to the inclusion of the Commitment Amount increase contemplated hereby and by the increase in Commitments pursuant to the Independent Bank Additional Lender Agreement, Schedule 13.2(a) to the Credit Agreement is amended and restated to read as set forth on Schedule 4.4 attached hereto.

Section 1.02          Representations and Warranties; Agreements. The Existing Lender hereby: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to increase its Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including, without limitation, any obligations of it, if any, under Section 4.4 of the Credit Agreement).

Section 1.03          Effectiveness. This Agreement shall become effective as of May 23, 2019 (the “Effective Date”), subject to the Administrative Agent’s receipt of counterparts of this Agreement duly executed on behalf of Existing Lender and the Borrower.

Section 1.04          Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.05          Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

Section 1.06          Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.07          Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13.2 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP LLC, its general partner

	By:	/s/ Matthew S. Daly
	Name:	Matthew S. Daly
	Title:	Chief Operating Officer and Secretary

Administrative Agent:	FROST BANK

	By:	/s/ Justin Armstrong
	Name:	Justin Armstrong
	Title:	Senior Vice President

Existing Lender:	FROST BANK

	By:	/s/ Justin Armstrong
	Name:	Justin Armstrong
	Title:	Senior Vice President

SCHEDULE 4.4

LIST OF COMMITMENT AMOUNTS
AFTER TOTAL COMMITMENT
INCREASE AGREEMENT

Lenders Commitments:

Name of Lender	Commitment	Commitment Percentage
Frost Bank	$55,000,000.00	24.44444444444%
Wells Fargo Bank, National Association	$45,000,000.00	20.00000000000%
Credit Suisse AG, Cayman Islands Branch	$25,000,000.00	11.11111111111%
JP Morgan Chase Bank, N.A.	$20,000,000.00	8.88888888889%
Fifth Third Bank	$20,000,000.00	8.88888888889%
Royal Bank of Canada	$20,000,000.00	8.88888888889%
BOKF, NA dba Bank of Texas	$20,000,000.00	8.88888888889%
Independent Bank	$20,000,000.00	8.88888888889%
TOTAL	$225,000,000.00	100.0%